Exhibit 4.2
EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

This SECOND SUPPLEMENTAL INDENTURE (the “Second Supplemental Indenture”), by and among Rotech Healthcare Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors signatory to this Second Supplemental Indenture (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), to the Indenture, dated as of October 6, 2010 (the “Indenture”), by and among the Company, as issuer, The Bank of New York Mellon Trust Company, N.A., as trustee, and the Subsidiary Guarantors named therein, is made and entered into this 24th day of October, 2011.

RECITALS

WHEREAS, the Company, certain of the Subsidiary Guarantors and the Trustee executed and delivered the Indenture which was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on October 8, 2010 with the Securities and Exchange Commission;

WHEREAS, Section 4.12 of the Indenture provides that under certain circumstances the Company shall cause each Domestic Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall guarantee payment of the Securities and all other monetary obligations under the Indenture on the same terms and conditions as those set forth in the Indenture and applicable to the other Subsidiary Guarantors;

WHEREAS, Section 9.01(4) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture without notice to or consent of any Holder to add Guarantees with respect to the Securities, including any Subsidiary Guarantees;

WHEREAS, the Company desires to amend the Indenture to add the New Subsidiary Guarantor as a Subsidiary Guarantor with respect to the Securities;

WHEREAS, all acts and things prescribed by the Indenture, by law and by the governing documents of the Company and the Subsidiary Guarantors necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Company and the Subsidiary Guarantors, in accordance with its terms, have been duly done and performed; and

WHEREAS, all conditions precedent to amend or supplement the Indenture have been met;

NOW, THEREFORE, to comply with the provisions of the Indenture, and in consideration of the above premises, the Company, the Subsidiary Guarantor and the Trustee, intending to be legally bound, hereby covenant and agree as follows:

Section 1. Addition of Subsidiary Guarantor. The entity listed on Schedule 1 hereto (the “New Subsidiary Guarantor”) hereby guarantees payment of the Securities and all EXECUTION VERSION other monetary obligations under the Indenture on the same terms and conditions as those set forth in the Indenture and applicable to the other Subsidiary Guarantors.

Section 2. Ratification of Indenture. Except as specifically modified herein, the Indenture is in all respects ratified and confirmed and shall remain in full force and effect in accordance with its terms.

Section 3. Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed or shall be construed to be assumed by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect to this Second Supplemental Indenture.

Section 4. Recitals; Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantor. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

Section 5. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 6. Counterparts; Method of Execution. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

Section 7. Defined Terms. All capitalized terms used in this Second Supplemental Indenture which are not otherwise defined herein, shall have the respective meanings specified in the Indenture, unless the context otherwise requires.

Section 8. Titles. Section titles are for descriptive purposes only and shall not control the meaning of this Second Supplemental Indenture as set forth in this text.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective authorized officers, as of the day and year first above written.

ROTECH HEALTHCARE INC.

By: /s/ Philip L. Carter________________________
Name: Philip L. Carter

Title:	President, Chief Executive Officer and Director

Signature Page to Second Supplemental Indenture

Each of the Guarantors Listed Below

By: /s/ Philip L. Carter________________
Name:Philip L. Carter
Title: President & Director

A-1 Medical Equipment, Inc.
Abba Medical Equipment, Inc.
Acadia Home Care
Allied Medical Supply, Inc.
Always Medical Equipment, Inc.
Andy Boyd's InHome Medical, Inc., West
Andy Boyd's InHome Medical/InHome Medical Inc.
Anniston Health & Sickroom Supplies, Inc.
Berkeley Medical Equipment, Inc.
Beta Medical Equipment, Inc.
Cambria Medical Supply, Inc.
Camden Medical Supply, Inc.
Care Medical Supplies, Inc.
Centennial Medical Equipment, Inc.
Charlotte Medical Supply, Inc.
Collins Rentals, Inc.
Community Home Oxygen, Inc.
Contour Medical Supply, Inc.
Corley Home Health Care, Inc.
CPO 2, Inc.
Cynthiana Home Medical Equipment, Inc.
Daniel Medical Systems, Inc.
Distinct Home Health Care, Inc.
Don Paul Respiratory Services, Inc.
DuMEd, Inc.
East Tennessee Infusion & Respiratory, Inc.
Ellis County Home Medical Equipment, LLC
Encore Home Health Care, Inc.
Excel Medical of Fort Dodge, Inc.
Excel Medical of Marshalltown, Inc.
First Community Care of Niagara, Inc.
Firstcare, Inc.
Fischer Medical Equipment, Inc.
Four Rivers Home Health Care, Inc.
G&G Medical, Inc.
Gate City Medical Equipment, Inc.
Georgia Medical Resources, Inc.
Gladwin Area Home Care, Inc.
Hamilton Medical Equipment Service, Inc.
Health Care Services of Mississippi, Incorporated
Holland Medical Services, Inc.
Home Care Oxygen Service, Inc.
Home Medical Systems, Inc.
IHS Acquisition XXVII, Inc.
Integrated Health Services at Jefferson Hospital, Inc.

Signature Page to Second Supplemental Indenture

Intensive Home Care Services, Inc.
IOTA Medical Equipment, Inc.
LAMBDA Medical Equipment, Inc.
LAMS, Inc.
Lawrence Medical Equipment, Inc.
Lovejoy Medical, Inc.
Major Medical Supply, Inc.
Medco Professional Services, Corp.
MedCorp International, Inc.
Medic-Aire Medical Equipment, Inc.
Medical Electro-Therapeutics, Inc.
Medicare Rental Supply, Inc.
Michigan Medical Supply, Inc.
National Medical Equipment Centers, Inc.
Neumann’s Home Medical Equipment, Inc.
Nightingale Home Health Care, Inc.
North Central Washington Respiratory Care Services, Inc.
Northeast Medical Equipment, Inc.
Northwest Home Medical, Inc.
OMICRON Medical Equipment, Inc.
Oxygen of Oklahoma, Inc.
Oxygen Plus Medical Equipment, Inc.
Oxygen Plus, Inc.
Oxygen Therapy Associates, Inc.
Peterson’s Home Care, Inc.
PHI Medical Equipment, Inc.
Pioneer Medical Services, Inc.
Preferential Home Health Care, Inc.
Principal Medical Equipment, Inc.
Professional Breathing Associates, Inc.
Professional Respiratory Home Healthcare, Inc.
PSI Health Care, Inc.
Pulmo-Dose, Inc.
Pulmonary Home Care, Inc.
Qualicare Home Medical, Inc.
Quality Home Health Care, Inc.
R.C.P.S., Inc.
RCG Information Services Corporation
RCI Medical Corp.
Regency Medical Equipment, Inc.
Resp-A-Care, Inc.
Respiracare Medical Equipment, Inc.
Respiratory Medical Equipment of Ga., Inc.
Respitech Home Health Care, Inc.
Responsive Home Health Care, Inc.
Rhema, Inc.
Ritt Medical Group, Inc.
RN Home Care Medical Equipment Company, Inc.
Roswell Home Medical, Inc.
Rotech Employee Benefits Corporation
Rotech Home Medical Care, Inc.
Rotech Oxygen and Medical Equipment, Inc.

Signature Page to Second Supplemental Indenture

Roth Medical, Inc.
Signature Page to Second Supplemental Indenture
Rothert’s Hospital Equipment, Inc.
Sampson Convalescent Medical Supply, Inc.
Select Home Health Care, Inc.
SIGMA Medical Equipment, Inc.
Southeastern Home Health, Inc.
Sun Medical Supply, Inc.
Sunshine Home Health Care, Inc.
The Kilroy Company
Theta Home Health Care, Inc.
Tupelo Home Health, Inc.
Valley Medical Equipment, Inc.
Value Care, Inc.
VitalCare Health Services, Inc.
VitalCare of Pennsylvania, Inc.
VitalCare of Texas, Inc.
White's Medical Rentals, Inc.
Wichita Medical Care, Inc.
Zeta Home Health Care, Inc.

Signature Page to Second Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:/s/ Craig A. Kaye_________________________
Name: Craig A. Kaye
Title: Vice President

Signature Page to Second Supplemental Indenture

Schedule 1

Qualicare Home Medical, Inc.
(a Pennsylvania corporation)